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                                                                   EXHIBIT 10.52

     FOURTH AMENDED AND RESTATED OPERATING AGREEMENT dated as of September 28, 2005, of LPA INVESTMENT LLC, a Delaware limited liability company (the "Company"), among J.P. MORGAN PARTNERS (23A SBIC), L.P., a Delaware limited liability partnership ("JPMP"); ROBERT E. KING ("King"); KING CHILDREN TRUST PARTNERSHIP (the "King Partnership"), and the other Persons signatory hereto from time to time.

          The parties are entering into this Agreement for the purpose of amending and restating the Third Amended and Restated Operating Agreement of the Company dated as of July 31, 2003. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq. (the "Delaware Act"). This Agreement is the limited liability agreement of the Company for purposes of the Delaware Act.

          ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1.   Definitions; Rules of Construction.

          (a) When used in this Agreement, the following capitalized terms have the meanings ascribed to them below:

          "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. The term "control" means and includes the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Law" means, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and all judgments applicable to such Person.

          "Board of Managers" means the board of managers of the Company consisting of JPMP and King. The Chief Executive Officer of Parent shall be a non-voting observer of the Board of Managers entitled to attend all meetings of the Board of Managers scheduled from time to time.
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          "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company, as determined in accordance with Section 8.

          "Cause", with respect to any Other Member,

               (i) shall have the meaning ascribed to such term in such Other Member's written employment agreement with the Parent or any of its Subsidiaries, as applicable,

               (ii) if such Other Member is not a party to a written employment agreement with Parent or its Subsidiaries at such time or if "Cause" is not defined in such Other Member's written employment agreement, shall mean (A) any action by such Other Member involving willful malfeasance in connection with his employment having a material adverse effect on the Company or its Subsidiaries and their Affiliates, (B) material breach by such Other Member of this Agreement or any other agreement entered into between such Other Member and the Company or its Subsidiaries and their Affiliates after a written notice of such breach shall have been delivered to such Other Member and, if such breach can be cured, such breach shall not have been cured prior to the tenth day after delivery of such notice, (C) willful neglect of duties of such other Member or the failure to follow the lawful directions of the Company, its Subsidiaries and their Affiliates after a written demand for substantial performance is delivered to such Other Member by the board of directors of Parent which demand specifically identifies the manner in which the board of directors of Parent believes that he has not substantially performed his duties or (D) such Other Member being convicted of any felony (or any misdemeanor involving the property or assets of the Company or any of its Subsidiaries) under the laws of the United States or any State. For purposes of this definition of Cause, action or inaction by the Other Member shall not be considered "willful" unless done or omitted by such Other Member (a) intentionally and not in good faith, and (b) without reasonable belief that such Other Member's action was in the best interests of the Company or the Parent or its Subsidiaries, and shall not include failure to act by reason of partial or total incapacity due to physical or mental illness.

          "Class A Units" means the class A units of the Company, which the Company shall be authorized to issue from time to time pursuant to such agreements as the Board of Managers shall approve, including pursuant to options or warrants.

          "Class B Units" means the class B units of the Company, which the Company shall be authorized to issue from time to time pursuant to such agreements as the Board of Managers shall approve, including pursuant to options or warrants.

          "Class C Units" means the class C units of the Company, which the Company shall be authorized to issue from time to time pursuant to such agreements as the Board of Managers shall approve, including pursuant to options or warrants.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Disability" means the incapacitation or disability of such Other Member by accident, sickness or otherwise so as to render such Other Member mentally or physically


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incapable of performing the services required to be performed by such Other
Member pursuant to the terms of his or her employment with the Company, its Subsidiaries or their Affiliates, as applicable, for any period of ninety (90) consecutive days or for an aggregate of 180 days in any period of 365 consecutive days.

          "Employment Termination Date" means the date such Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated.

          "Encumbrance" means any mortgage, lien, judgment, claim, security interest, pledge, escrow, charge or other encumbrance of any kind or character whatsoever.

          "Fair Market Value Evaluation Committee" shall have the meaning set forth in Section 12(b).

          "Good Reason", with respect to any Other Member,

               (i) shall have the meaning ascribed to such term in such Other Member's written employment agreement with the Parent or any of its Subsidiaries, as applicable, or

               (ii) if such Other Member is not a party to a written employment agreement with Parent or its Subsidiaries at such time or if "Good Reason" is not defined in such Other Member's written employment agreement, shall mean the occurrence of any of the following events without such Other Member's express prior written consent and which event shall not have been cured within a 10 day period after notice from such Other Member:

                    (A) any material reduction by Parent, its Subsidiaries and their Affiliates of such Other Member's duties or responsibilities; or

                    (B) a reduction by Parent, its Subsidiaries and their Affiliates in such Other Member's base salary as in effect at the commencement of employment or as the same may be increased from time to time during the terms of such Other Member's employment.

          "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Heritage Member" means (i) JPMP, King and the King Partnership so long as they are Members and (ii) any other Member designated a "Heritage Member" by the Board of Managers from time to time.

          "Initial Distribution Amount" means an amount equal to the sum of (x) $32,000,000 and (y) the additional Capital Contributions, if any, made by JPMP after the date hereof.


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          "Interest" means the ownership interest of a Member in the Company, consisting of (i) such Member's ownership of Units and right to receive a portion of distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member's other rights and privileges as herein provided.

          "Joinder" means the Joinder in the form of Exhibit B attached hereto or such other form approved by the Board of Managers from time to time.

          "Majority in Interest of the Members" means, at any time, the Members who hold in the aggregate greater than 50% of the Class A Units.

          "Members" shall mean any Person holding a Unit and who shall be admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members.

          "Net Profits and Net Losses" means the net taxable income or net taxable loss of the Company, respectively, as determined for federal income tax purposes, for each fiscal year of the Company, plus any income that is exempt from federal income tax and minus expenditures that are not deductible in computing federal taxable income and not properly chargeable to Capital Accounts, in each case to the extent such items are not otherwise taken into account in computing Net Profits or Net Losses.

          "Other Member" means a Member who is not a Heritage Member.

          "Other Member Units" means (i) the Units and any other Securities of the Company acquired by such Other Member from time to time and (ii) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (i) above by way of conversion, dividend, or stock split or in connection with a combination, recapitalization, merger, consolidation or other reorganization.

          "Parent" means LPA Holding Corp., a Delaware corporation.

          "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Permitted Transfer" means, in the case of any Other Member, a Transfer of units to (i) an immediate family member of such Other Member or (ii) a trust or estate planning-related entity for the benefit of such Other Member.

          "Permitted Transferee" means, in the case of any Other Member, each transferee of Other Member Units pursuant to a Permitted Transfer consummated in accordance with Section 13(e) hereof. Each Permitted Transferee shall be deemed to be an "Other Member".

          "Repurchase Notice" means the written notice of the Company or its designees notifying such Other Member of (i) the Company's or its designee's intent to exercise its or their rights under Section 12; (ii) the number of Other Member Units to be purchased; (iii) the price to


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be paid for each Other Member Unit; and (iv) the date for consummation of the proposed purchase of such Other Member Units.

          "Regulatory Sideletter" shall have the meaning set forth in Section 6(a).

          "Sale Transaction" means the consummation of (i) the Transfer (in one or a series of related transactions) of all or substantially all of the Company's assets to a Person or a group of Persons acting in concert; (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding Securities of the Company to one Person or a group of Persons acting in concert; or (iii) the merger or consolidation of the Company with or into another Person, in each case in clauses (ii) and (iii) above, under circumstances in which the holders of a majority of the voting power of the outstanding Securities of the Company immediately prior to such transaction own less than a majority in voting power of the outstanding Securities of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Sale Transaction.

          "Securities" means "Securities" as defined in Section 2(1) of the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Service Factor" for such Other Member shall be the number of months specified in such Other Member's executed Joinder Agreement.

          "Subsidiary" means with respect to any Person, any limited liability company, partnership or corporation of which the units of control having a majority of the general voting power in electing the board of directors or managers of such entity are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through subsidiaries.

          "Transferee" means a Person acquiring Securities of the Company (including Other Member Units) through a Transfer.

          "Trigger Event" means written notice to the Company by JPMP of its election to increase the number of votes granted to JPMP as a member of the Board of Managers pursuant to Section 5 hereof.

          "Units" means collectively or individually the Class A Units, the Class B Units and the Class C Units and any other Securities issued by the Company in exchange for or as a distribution related to any of the foregoing.

          "Unvested Units" means a number of Other Member Units equal to the total number of Other Member Units held by such Other Member as of the date of the Repurchase Notice minus the number of Vested Units held by such Other Member as of the date of the Repurchase Notice.


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          "Vested Units" means the product of (1) the total number of Other
Member Units held by such Other Member as of the date of the Repurchase Notice and (2) a fraction, the numerator of which is the Service Factor plus the number of months that have passed since the date such Other Member first becomes a "Member" hereunder through the Employment Termination Date and the denominator of which is 48.

          (b) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

          (c) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

2.   Name; Formation; Issuance of Units.

          (a) The name of the Company shall be "LPA Investment LLC" or such other name as the Board of Managers may from time to time hereafter designate.

          (b) The Company was formed upon the execution and filing by Adam K. Weinstein (such Person being hereby authorized to take such action) with the Secretary of State of the State of Delaware of a certificate of formation of the Company on March 13, 1998.

          (c) The Company shall be authorized to issue from time to time up to 1,000,000 Units, of which 750,000 shall be Class A Units, 150,000 shall be Class B Units and 100,000 shall be Class C Units. Units may be issued pursuant to such agreements as the Board of Managers shall approve, including pursuant to options or warrants.

          (d) On the date hereof, each Member hereby agrees to exchange its outstanding equity Securities in the Company for the number and class of Units set forth on Schedule I. Each Member shall retain the Capital Account it had on the date hereof, which is reflected on Schedule I.

          (e) Schedule II sets forth (i) the names of the Members, (ii) the number of Units held by each such Member on the date hereof after giving effect to the transactions contemplated by Section 2(d) and (iii) the Capital Account of each such Member. Without further action from the Company or any of the Members, Schedule II shall be amended from time to time to record the effects of
(i) the addition of any new Members, (ii) the issuance and purchase of any additional Units and (iii) changes in the Capital Accounts of the Members.

          (f) The parties hereto have previously ratified and confirmed the filing of the Certificate of Formation.

3.   Purpose.

          The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Board of Managers from time to time.


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4.   Offices.

          (a) The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time.

          (b) The registered office of the Company in the State of Delaware and the registered agent of the Company for service of process at such address are as set forth in the Certificate of Formation.

5.   Management of the Company.

          (a) Subject to the delegation of rights and powers provided for herein, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Prior to a Trigger Event, the Board of Managers shall have five votes, with JPMP having two votes and King having three votes. After a Trigger Event, the Board of Managers shall have five votes, with JPMP having four votes and King having one vote. A member of the Board of Managers that is not an individual may act through its duly authorized representative. In his/her capacity as a non-voting observer of the Board of Managers, the Chief Executive Officer of Parent shall be entitled to: (i) attend all meetings of the Board of Managers and receive prior notice of such meetings and (ii) receive all reports and information provided to the other members of the Board of Managers from time to time solely in their capacity as members of the Board of Managers.

          (b) No Member, by reason of such Member's status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Member.

          (c) Except as otherwise expressly provided for herein, no Other Member shall have any voting rights hereunder or under the LLC Act with respect to their ownership of Class A Units, Class B Units or Class C Units.

          (d) The officers of the Company, if any, shall be, and shall be elected, removed and perform such functions, as are determined by the Board of Managers from time to time The Board of Managers may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

          (e) Except as otherwise provided by the Board of Managers, when the taking of such action has been authorized by the Board of Managers, any officer of the Company or any other Person specifically authorized by the Board of Managers may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and


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certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, or as otherwise provided in the Delaware Act, a certificate of cancellation canceling the Company's certificate of formation.

6.   Regulatory Matters.

          (a) Each Member agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and JPMP, a copy of which is attached hereto as Exhibit A, regarding regulatory matters (the "Regulatory Sideletter"), including without limitation, voting to approve amending this Agreement in a manner reasonably acceptable to the Members and JPMP or any Affiliate of JPMP entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter).

          (b) The Company and each Member agree not to amend or waive the voting or other provisions of this Agreement if such amendment or waiver would cause JPMP or any of its Affiliates to have a Regulatory Problem. JPMP agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after JPMP has notice of such amendment or waiver.

7.   Members; Representations of Members.

          (a) The name and business, mailing or residence address of and number of Units held by the Members (after giving effect to Section 2(d)) are set forth on Schedule II. Schedule II shall be amended from time to time to reflect the names and business, mailing or residence address of and number of Units held by each Person who shall become Members after the date hereof.

          (b) Upon the acquisition of a Unit after the date hereof (pursuant to issuance by the Company, Transfer by any Member or otherwise), such Member makes the following representations and warranties to the Company on the date of acquisition thereof:

               (i) The execution and delivery of this Agreement by such Member has been duly authorized, validly executed and delivered and this Agreement constitutes the legal and binding obligation of such Member, enforceable against such Member in accordance with its terms.

               (ii) The Member understands that (A) the Units have not been registered under the Securities Act or registered or qualified under applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration and qualification requirements of the Securities Act and applicable state securities laws, and (B) the Units issued to the Member must be held by the Member indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities Laws, or are exempt from such registration or qualification. The Member further understands that in connection with the Transfer of the Units, that the Company may request, and if so requested the Member will furnish, such certificates, legal opinions and other information as the Company may reasonably require to confirm that such share Transfer complies with the foregoing.


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               (iii) The Member further understands that, with respect to the
     Units, the exemption from registration afforded by Rule 144 (the provisions of which are known to the Member) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only under certain circumstances and only in limited amounts.

               (iv) The Member will not Transfer the Units acquired by it hereunder, except in compliance with this Agreement.

               (v) The Member is acquiring the Units for its own account, for investment only and not with a view to, or an intention of, the distribution thereof in violation of the Securities Act or any applicable state securities laws.

               (vi) The Member has no need for liquidity in its investment in the Units and is able to bear the economic risk of his investment in the Units for an indefinite period of time.

               (vii) The Member has been represented by counsel and/or advisors in connection with the execution and delivery of this Agreement and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to or been provided with all such other information concerning the Company as he has requested.

               (viii) The Member has such knowledge and experience in financial and business matters and with respect to investments in Securities of privately held companies such that the Member is capable of evaluating the risks and merits of its investment in the Units.

               (ix) Neither the issuance of the Units to the Member nor any provision contained in this Agreement shall entitle any Member to obtain employment with or remain in the employment of the Company or any of its Subsidiaries or Affiliates or affect any right the Company or any Subsidiary or Affiliate of the Company may have to terminate the Member's employment, pursuant to an applicable employment agreement or otherwise for any reason.

8.   Capital Contributions; Issuance of Units; Capital Accounts.

          (a) The Heritage Members have contributed to the Company on or prior to the date hereof the amount set forth in Schedule I in respect of the Units set forth in Schedule I by payment of cash in such amount. The equity value of the Company as of the date hereof is $32,000,000.

          (b) A separate capital account shall be maintained on the books of the Company for each Member (the "Capital Account"), which shall be adjusted (1) as of December 31 of each year, (2) immediately prior to the acquisition of any Membership interest by any Person, (3) effective as of the date of sale of the Company and (4) the date of (and immediately prior to) dissolution of the Company, as follows:


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               (i) the amount of money and the fair market value of property
     (net of any liabilities secured by such property that the Company assumes or takes subject to) contributed by such Member to the Company shall be credited to such Member's Capital Account;

               (ii) the amount of any distributions (including the fair market value (as determined by the Board of Managers in good faith) of property other than cash (net of any liabilities that such Member assumes or takes subject to) distributed to such Member by the Company to shall be debited from such Member's Capital Account; and

               (iii) Net Profits incurred by the Company since the last date on which Net Profits or Net Losses shall have been allocated to the Members shall be credited to such Member's Capital Account and Net Losses incurred by the Company since the last date on which Net Losses or Net Profits shall have been allocated to the Members shall be debited to such Member's Capital Account, which allocations shall be made in the amounts on proportions set forth in Sections 8(c) and (d), hereof.

          (c) Net Profits and Net Loss shall be allocated among the Members so as to reduce, proportionately, the difference between their respective "Target Capital Accounts" and Capital Accounts. For purposes of the foregoing, a Member's "Target Capital Account" shall be equal to the amount such Member would be entitled to receive if the Company sold all of its assets for their book value, settled all of its liabilities according to their terms and distributed all of its remaining cash pursuant to Section 9 hereof.

          (d) Notwithstanding any provision of this Agreement to the contrary, each Member's Capital Accounts shall be maintained and adjusted in accordance with the Code, including (i) the adjustments permitted or required by Code
Section 704(b) and, to the extent applicable, the principles expressed in Code
Section 704(c) and the regulations promulgated thereunder and (ii) adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in the regulations promulgated under Code
Section 704(b).

          (e) Any Member, including any substitute Member, who shall receive any interest in the Company by means of a transfer to him from another Member shall have a Capital Account that reflects the Capital Account associated with the transferred interest in the Company.

9.   Distributions.

          (a) The Company shall distribute assets, whether in cash or in kind, at such times and in such amounts as the Board of Managers may determine; provided that, all such distributions shall be made in the following order of priority, and such distributions shall be pro rata to the holders of each class of units, in accordance with the number of Units of such class held by such
Member:

               (i) first, 99% to the Members holding Class A Units and 1% to the Members holding Class B Units until the aggregate distributions made pursuant to this clause equal the Initial Distribution Amount; then


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               (ii) second, 91% to the Members holding Class A Units, 1% to the
     Members holding Class B Units and 8% to the Members holding Class C Units until the aggregate amount distributed pursuant to this clause equals $32,500,000; then

               (iii) third, 89% to the Members holding Class A Units, 1% to the Members holding Class B Units and 10% to the Members holding Class C Units until the aggregate amount distributed pursuant to this clause equals $50,000,000; then

               (iv) fourth, 79% to the Members holding Class A Units, 1% to the Members holding of Class B Units and 20% to the Members holding Class C Units until the aggregate amount distributed pursuant to this clause equals $50,000,000; then

               (v) fifth, 100% to the Members holding Class C Units until the aggregate amount distributed pursuant to this clause equals $5,000,000; and

               (vi) thereafter, 69% to the Members holding Class A Units, 1% to the Members holding Class B Units and 30% to the Members holding Class C Units.

10.  Liability for Return of Capital.

          No Member shall have any liability for the return of any Member's Capital Contribution, which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Board of Managers, subject to the requirements of the Delaware Act.

11.  Administrative Matters.

          (a) The Company hereby designates JPMP as the "Tax Matters Partner" for purposes of Code Section 6231 and the regulations promulgated thereunder. The Tax Matters Partner shall promptly advise each Member of any audit proceedings proposed to be conducted with respect to the Company.

          (b) It is the intention of the Members that the Company shall be taxed as a "partnership" for federal, state, local and foreign income tax purposes. The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive "partnership" treatment for federal, state, local and foreign income tax purposes.

          (c) The fiscal year of the Company shall be the calendar year. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and Code Section 704(b) and the regulations promulgated thereunder.

12.  Repurchase of Other Member Units.

     The provisions set forth in this Section 12 shall apply to the Other Members and any Permitted Transferee of such Other Members.

          (a) In the event that such Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated for any reason at any time, JPMP or its designee


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shall have the right (but not the obligation), upon delivery of a Repurchase
Notice to such Other Member, to repurchase all of the Other Member Units owned by such Other Member and its Transferees (the "Repurchase Right"). If JPMP or its designee elects to exercise the Repurchase Right, JPMP or its designee shall deliver the Repurchase Notice on or before the 180th day after the Employment Termination Date. The closing of any repurchase of Other Member Units pursuant to this Section 12 shall occur on or before the date that is 30 days after the date of delivery of the Repurchase Notice.

          (b) In the event JPMP or its designee elects to exercise its Repurchase Right, the repurchase price shall be determined as set forth below.

               (i) In the event that an Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated for any reason (other than a termination (i) for Good Reason, (ii) without Cause or (iii) upon the death or Disability of such Other Member), the price to be paid by JPMP or its designee to repurchase each Vested Unit shall be an amount equal to $.01 (as adjusted for splits, combinations, recapitalizations and similar transactions).

               (ii) In the event that an Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated for (A) Good Reason, (B) without Cause or (C) due to death or Disability of such Other Member, the price to be paid by JPMP or its designee to repurchase each Vested Unit shall be an amount equal to the fair market value of such Units as of the Employment Termination Date. The determination of fair market value of such Vested Units shall be made by the good faith majority decision of a committee (the "Fair Market Value Evaluation Committee) consisting of (1) two designees of JPMP and (2) the Chief Executive Officer of Parent at such time. In the event that the Fair Market Value Evaluation Committee is to determine the value of Vested Units owned by the Chief Executive Officer of Parent, the third member of the Fair Market Value Evaluation Committee shall be Neil Dyment or the Chief Financial Officer of Parent at such time.

               (iii) In the event that an Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated for any reason, the price to be paid by JPMP or its designee to repurchase each Unvested Unit shall be $.01 (as adjusted for splits, combinations, recapitalizations and similar transactions).

               (iv) The purchase price to be paid by JPMP or its designees shall be paid in cash in a single lump sum payment. The Persons purchasing the Units pursuant to this Section 12 will be entitled to require such Other Member to provide representations and warranties regarding (i) his or its power, authority and legal capacity to enter into such Transfer; (ii) valid right, title and interest in such Units and the Other Member's ownership of such Units; (iii) the absence of any Encumbrances on such Units; and (iv) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Other Member or the assets of such Other Member are bound as the result of such sale. JPMP or its designee shall have the right to revoke the Repurchase Notice at any time. Should JPMP or any of its designees elect to exercise the purchase rights pursuant to this
     Section 12 and such Other Member fails to deliver all of such Units in accordance with the terms hereof, JPMP may, at its option, in addition to all other remedies it may have, deliver the purchase price to the Company to be held for the benefit of and payment over to such Other Member in accordance herewith, whereupon (i) the Company shall cancel on its books the such Units registered in the name of the Other Member and
     (ii) issue to the purchaser, in lieu thereof, Units registered in the purchaser's name (or if the Company is the purchaser, cancel such Units), and all of such Other Member's right, title, and interest in and to such Units shall terminate in all respects.

          (c) Notwithstanding the foregoing, in the event that any Other Member's employment with the Company, its Subsidiaries or their Affiliates is terminated for any reason at any time and such Other Member has Transferred Other Member Units to a Permitted Transferee, JPMP or its designee shall have the right (but not the obligation), upon delivery of a Repurchase Notice to such Permitted Transferee, to repurchase all of the Other Member Units owned by such Permitted Transferee in accordance the provisions of this Section 12 on the same terms and conditions as if JPMP or its designee were to repurchase such Other Member Units directly from the Person who originally Transferred such Other Member Units to such Permitted Transferee.

13.  Transfers of Units and Interests.

          (a) Except as required by Sections 12, 13(b), or 13(c), no Member may sell, assign, pledge or otherwise transfer or encumber (collectively, "Transfer"), other than to Permitted Transferees in accordance with the terms hereof, all or any part of its Units or other part of its Interest, and no transferees of all or any part of the Units of a Member shall be admitted as a substituted Member, without, in either event, having obtained the prior written consent of a Majority in Interest of the Members, which consent may be withheld in their sole discretion. Any Transfer or attempted Transfer of any Interest in the Company in violation of any the provisions of this Section 13 shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose. The Company shall amend Schedule II hereto from time to time to reflect Transfers made in accordance with, and as permitted under, this Section 13. Upon the Transfer of all Units held by a Member, such Person shall no longer be deemed to be a "Member" hereunder and shall have no rights as a "Member" hereunder.

          (b) If the Board of Managers approves a Sale Transaction, each Other Member shall consent to and raise no objections against the Sale Transaction, and if the Sale Transaction is structured as a sale of the issued and outstanding Securities of the Company (whether by merger, recapitalization, consolidation or sale or transfer of Units or otherwise), then each Other Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such Sale Transaction and each Other Member shall agree to sell his or her Units on the terms and conditions approved by the Board of Managers. Each Other Member shall take all necessary and desirable actions in connection with the consummation of the Sale Transaction, including, but not limited to, the execution of such agreements and instruments (including Member resolutions) and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreement and other provisions and agreements relating to such Sale Transaction. In the event that any Other Member fails for any reason to take any of the foregoing actions after reasonable notice thereof, he or it hereby grants an irrevocable power of attorney and proxy to the Company to take all necessary actions and execute and deliver all documents deemed by the Company necessary to effectuate the terms of this Section 13(b).

          (c) If and whenever the Company proposes to register any of its Securities under the Securities Act for its own account (or otherwise), each Other Member agrees not to effect (other than pursuant to such registration) any public sale or distribution (including, but not limited to, any sale pursuant to Rule 144 or Rule 144A of the Securities Act) of any Units or any other Securities of the Company until 180 days after (or with respect to the Company's initial public offering of Units under the Securities Act 270 days after), and during the twenty (20) days prior to, the effective date of such registration.

          (d) Notwithstanding anything to the contrary contained herein, JPMP may Transfer any Units to any employee, officer, director or consultant of the Company or its Subsidiaries.

          (e) No Transfer of any Other Member Units by any Other Member to a Permitted Transferee shall become effective until the Permitted Transferee (unless already party to this Agreement) executes and delivers to the Company a Joinder. Upon such Permitted Transfer and such execution and delivery, the Permitted Transferee shall be bound by, and entitled to the benefits of, this Agreement.

14.  Withdrawal.

          No Member shall have the right to withdraw from the Company except with the consent of the Board of Managers. The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Delaware Act or otherwise.

15.  Additional Members.

          The Board of Managers shall have the right to cause the Company to issue additional Units and to admit additional Members upon the acquisition of such Units upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by the Board of Managers. In connection with the admission of an additional Member, the Company shall amend
Schedule II hereof to reflect the name, address of and the number of Units held by, the additional Member. Prior to the admission of any Person as a Member, such Person shall execute a Joinder.

16.  Dissolution.

          (a) The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

               (i) March 13, 2023; or

               (ii) the determination of the Board of Managers and a Majority in Interest of the Members to dissolve the Company.

          (b) Upon dissolution of the Company, the Company's affairs shall be promptly wound up in accordance with the provisions of this Section 16. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Board of Managers, to preserve the value of the Company's assets during the period of dissolution and liquidation.

          (c) Distributions to the Members in liquidation may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Board of Managers.

          (d) The Net Profits and Net Losses of the Company during the period of dissolution and liquidation shall be allocated among the Members in accordance with the provisions of Section 8.

          (e) The assets of the Company (including, without limitation, proceeds from the sale or other disposition of any assets during the period of dissolution and liquidation) shall be applied as follows:

               (i) First, to repay any indebtedness of the Company, whether to third parties or the Members, in the order of priority required by law;

               (ii) Second, to any reserves which the Board of Managers reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of (iii), below); and

               (iii) Third, to the Members in accordance with Section 9.

17.  Limitation on Liability.

          The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. No Member shall be liable to the Company, any other Member or any third party for any breach of any representation or warranty or failure by the Company to comply with any of its covenants or agreements contained in this Agreement.

18.  Amendments.

          Except as expressly set forth herein, this Agreement may be amended only upon the written consent of the Board of Managers and a Majority in Interest of the Members; provided, however, that the approval of holders representing a majority of the Class A Units and the approval of holders representing a majority of the Class C Units shall be required to amend or modify Sections 1 (with respect to the following definitions only: Cause, Disability, Good Reason, Service Factor, Unvested Units and Vested Units), 8, 9, 12(b) and 13(a) hereof.

19.  Governing Law.

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

20.  Entire Agreement.

          This Agreement and the other agreements and documents referenced herein (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, oral and written, among the parties with respect thereto, including without limitation the Third Amended and Restated Operating Agreement of the Company dated as of the July 31, 2003.

21.  Initial Public Offering.

          In the event of a reorganization of the Company in contemplation of an initial public offering, the Members shall negotiate in good faith for a customary registrations rights agreement setting forth the rights of each class of Members to participate in any public registration of Securities of the Company (subject to customary cut backs, priorities and holdbacks).

22.  Counterpart Signatures

          This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one document. A facsimile signature by a party shall constitute due execution of this Agreement by such party.

                                    * * * * *

          IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Operating Agreement as of the date first written above.


                                    J.P. MORGAN PARTNERS (23A SBIC), L.P.

                                    By: J.P. Morgan Partners (23A SBIC Manager),
                                        Inc., its General Partner


                                    By: /s/ Chris Behrens
                                        ----------------------------------------
                                    Name: Chris Behrens
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    /s/ Robert E. King
                                    --------------------------------------------
                                    Robert E. King


                                    KING CHILDREN TRUST PARTNERSHIP

                                    By: Stanford J. Goldblatt, as Trustee of the
                                        Heather Oakes King Trust, the Margaret
                                        Elizabeth King Trust and the
                                        Robert E. King Trust, the sole
                                        general partners


                                    By: /s/ Stanford J. Goldblatt
                                        ----------------------------------------
                                    Name: Stanford J. Goldblatt
                                          --------------------------------------
                                    Title: Trustee
                                           -------------------------------------


                                       -i-